NUMBER                                                      SHARES
   1




                              PSI INDUSTRIES, INC.
          20,000 SERIES B CONVERTIBLE PREFERRED STOCK $.0001 PAR VALUE

THIS CERTIFIES THAT ____________________________________________IS THE OWNER OF
_________________________________________________________________FULLY PAID AND
NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SIAD CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION.

DATED___________________19____


                                     [SEAL]

----------------------------                      -------------------------
RICHARD PROODIAN, SECRETARY                       DOMINICK SEMINARA
                                                  CHIEF EXECUTIVE OFFICER